TBC MANAGEMENT, LTD.
                     AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT

                                 June ____, 2002


         THIS AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT (the "Third Amendment") is made this ___ day of ___________, 2002 by and between Ronald L. Spradling ("Employee") and TBC Management, Ltd., a Texas limited partnership (the "Company") and agreed to and accepted by Travis Boats & Motors, Inc., a Texas corporation ("Travis Boats"). All capitalized terms, if not otherwise defined herein, shall have the meanings ascribed in the "Letter Agreement" (as hereinafter defined).

         WHEREAS, Employee, Company and Travis Boats are parties to a certain Letter Agreement dated November 16, 1999, as amended by an Amendment to Employment Agreement dated April 5, 2001 and an Amendment No. 2 to Employment Agreement dated March ___ 2002, which set forth the terms and conditions of Employee's employment (together, the "Letter Agreement"); and

         WHEREAS, the Company desires to propose continued employment to Employee by way of this Third Amendment and amend the terms of the Letter Agreement in certain respects.

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby amend the Letter Agreement as follows and all other terms, conditions and covenants shall remain unchanged:

         1. (A) Employee and Company agree that the Letter Agreement is hereby amended by deleting the first sentence of Section 2 of the Letter Agreement in its entirety and replacing it with the following:

                  "2. Extent of Service. The term of this employment contract with the Company shall expire on the sixth anniversary of the Effective Date (as defined in paragraph 3 hereof) of this Letter Agreement, unless sooner terminated in accordance with the terms hereof. The expiration hereof shall not terminate employment, it shall merely terminate the contractual provisions of this Letter Agreement."

                  (B) By adding to Section 5 of the Letter Agreement the following sentence as the last sentence thereof:

                  "All non-qualified stock options granted to Employee under the Travis Boats & Motors, Inc. 1995 Incentive Plan during the 1995 calendar year shall be modified from a ten (10) year life from the date of grant to a twelve
(12) year life from the date of grant. Accordingly, such options shall not expire until May 17, 2007. Accordingly, the life of all option agreements covering such options shall automatically, and without further action on the part of any party hereto, be extended and shall expire on May 17, 2007."

                  (C) By deleting Section 9 of the Letter Agreement in its entirety and replacing it with the following:

                  "9. Termination; Resignation; Severance. This Letter Agreement may be terminated as follows:

                  (a) For Cause. This Agreement may be terminated for Cause (as hereinafter defined) at any time by the Company effective immediately upon written notice to the Employee, and upon such termination, or in the event of resignation by Employee (other than resignation during the sixty (60) day period following a Change of Control), all of the Employee's rights to payments (other than payment for services already rendered and expenses incurred through the date of such termination or resignation) and any other benefits otherwise due hereunder shall cease on the date of such termination or resignation.

                  The Company shall have "Cause" for termination of the Employee if any of the following has occurred:

                           (i) Employee's gross neglect or willful failure to perform substantially his duties hereunder, which failure (if it can be cured) is not cured within thirty (30) days after written notice of such failure from the Company to Employee;

                           (ii) an act or acts on Employee's part constituting a
                  crime  which  involves   dishonesty  or  breach  of  trust  or
                  constituting a felony under the laws of the United States or any state thereof, upon Employee's conviction therefor;

                           (iii) any fraud,  embezzlement,  misappropriation  of
                  funds or any crime of moral turpitude by Employee; or

                           (iv) the Employee has breached any material provision
                  or covenant contained in this Letter Agreement, which breach (if it can be cured) shall not have been cured within thirty
                  (30) days after written notice of such breach from the Company to Employee.

                  (b) Without Cause. This Agreement may be terminated without Cause at any time by the Company effective immediately upon written notice to the Employee, and upon such termination, the Employee shall receive from the Company the greater of:

                           (i) the amount of salary payable, plus accrued bonus,
                  if any, during the remaining portion of the term of this Letter Agreement, which amounts shall be payable in the same manner as such compensation would have been payable had you not been terminated, provided that the Company may elect to pay or you may elect to receive such compensation as a lump sum payment; or

                           (ii) one (1)  month  severance  for each full year of
                  service  with Travis Boats and  one-twelfth  (1/12) of one (1)
                  month's severance for each full calendar month of service during any partial year of service with Travis Boats, which amounts shall be payable in the same manner as such compensation would have been payable had you not been terminated, provided that the Company may elect to pay or you may elect to receive such compensation as a lump sum payment.

                  (c) Resignation; Change of Control. In the event you submit your resignation within the sixty (60) day period after the date of a Change of Control, then you will be entitled to receive 2.99 times your annual compensation with proration of the annual bonus, if any, for the year in which the Change of Control occurs, which amounts shall be payable over a three-year period in the same manner as such compensation would have been payable had you not resigned; provided, the Company may elect to pay or you may elect to receive such compensation as a lump sum payment. Notwithstanding any other provision in this Letter Agreement, any action taken, omission or event caused by Tracker Marine, L.L.C., or any of its affiliates, shall not be deemed a Change of Control unless Tracker Marine, L.L.C., or any of its affiliates, shall have acquired fifty percent (50%) plus one (1) share of the common stock of Travis Boats determined on a fully diluted basis, and, in which case, the maximum Change of Control payment you will receive will be equal to one (1) month of salary for each full year of service with Travis Boats and the sixty (60) day period within which you may resign shall commence upon the date you receive written notice of such Change of Control."

                  (D) By deleting Section 10(c) of the Letter Agreement in its entirety.

                  (E) By adding to Section 11(b) of the Letter Agreement the following sentence as the last sentence thereof: "Notwithstanding the foregoing, in the event this Letter Agreement is not renewed upon any expiration hereof, the non-compete provision herein shall be eliminated.

         2. The Letter Agreement, as amended by this Third Amendment, continues in full force and effect. Except as expressly set forth herein, this Third Amendment shall not affect the Letter Agreement dated November 16, 1999 nor any of the agreements or other documents referred to therein.

         IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the Effective Date.

                               TBC MANAGEMENT, LTD., a Texas limited partnership

                               By:
                                  -------------------------------------------
                               Title:
                                     ----------------------------------------


Address for Notices:                               EMPLOYEE

---------------------------          ----------------------------------------
                                              Ronald L. Spradling


               (Signatures continued on the next succeeding page)

         AGREED TO AND ACCEPTED this ____ day of _____________, 2002.


                                TRAVIS BOATS & MOTORS, INC., a Texas corporation


                                By:
                                   ---------------------------------------
                                Title:
                                      ------------------------------------


                                By:
                                   ---------------------------------------
                                Title:   Chairman of the Compensation
                                         Committee of the Board of Directors